STOCK PURCHASE AND DISTRIBUTION CONTRACT
TJ ROASTERS INC.

This is an AGREEMENT between QVP International, LTD. (A Foreign Public Company) located at: Suite 408, Calle Cleofas Ruiz #853-B, Zona Centro – C.P. 22710, Plyas De Rosarito, B.C., Mexico, hereinafter referred to as QVP and TJ Roasters Inc. Located at: 4535 W. Sahara Avenue, Suite 217, Las Vegas, NV 89102 hereinafter referred to as TJ Roasters.

QVP AGREES to purchase 4,849,000 unrestricted common shares of TJ Roasters.

QVP AGREES to pay Four thousand eight hundred forty nine U.S. Dollars (US$4,849.00 or U.S.$.001 per share for these 4,849,000 unrestricted shares of TJ Roasters.

The following terms and conditions apply to this STOCK PURCHASE AND DISTRIBUTION CONTRACT:

1.	QVP hereby states that their purpose in buying the 4,849,000 unrestricted shares of TJ Roasters is to distribute these shares, as a stock dividend, to QVP existing shareholders on the effective date of the distribution of the TJ Roasters’ shares.

2.	TJ Roasters shall pay all costs associated with the Regulatory Review and share distribution of the subsidiary’s shares involved in this contract.

3.	TJ Roasters states that on the date of this AGREEMENT’S signing, the issued shares of TJ Roasters 5,149,000 unrestricted shares.

4.	QVP shall make every effort to identify unregistered QVP shareholders. When such unregistered shareholders have been identified, their names and addresses will be supplied to TJ Roasters without cost.

5.	Should any regulatory agency raise a permanent objection to the sale and distribution of the TJ Roasters 4,849,000 unrestricted shares, this agreement is void. The TJ Roasters shares shall be returned to QVP.

8.	Should there be any disputes in this document, all parties agree to submit to mediation and then arbitration with the American Arbitration Board in Sacramento, California USA.

Agreed to this 5th Day of June 2004.

/s/ Jack L. Mahan Jr.
Jack L. Mahan Jr., Secretary, QVP International, LTD.

/s/ James A. Bishop
James A. Bishop, Secretary, TJ Roasters Inc.